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                                                                 EXHIBIT 10.11









                          PURCHASE AND SALE AGREEMENT

                                BY AND BETWEEN

                    MURPHY EXPLORATION & PRODUCTION COMPANY

                                      AND

                      CALLON PETROLEUM OPERATING COMPANY

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                               TABLE OF CONTENTS


RECITALS............................................................................................1

ARTICLE IAGREEMENT TO BUY AND SELL..................................................................1
         1.1      Agreement to Sell the Subject Property............................................1
         1.2      Assumption of Obligations.........................................................4
         1.3      Reservation of Rights and Interests...............................................4

ARTICLE IIPURCHASE AND SALE.........................................................................5
         2.1      Transfer of the Subject Property..................................................5
         2.2      Purchase Price....................................................................5
         2.3      Determination of  the Closing Amount and the Final Settlement Statement...........5

ARTICLE III.REPRESENTATIONS OF SELLER...............................................................7
         3.1      Existence.........................................................................7
         3.2      Power.............................................................................7
         3.3      Authorization.....................................................................8
         3.4      Broker............................................................................8
         3.5      Litigation........................................................................8
         3.6      Preferential Rights Approvals and Consents........................................8
         3.7      Title.............................................................................9
         3.8      Due Execution and Enforceability..................................................9
         3.9      Lease Maintenance.................................................................9
         3.10     Other Maintenance.................................................................9
         3.11     Equipment.........................................................................9
         3.12     Compliance with Laws..............................................................9
         3.13     Environmental.....................................................................9
         3.14     Contracts........................................................................10
         3.15     Adverse Changes..................................................................10
         3.16     Taxes............................................................................10
         3.17.    Agreements to Sell or Mortgage...................................................10
         3.18.    Take-or-Pay and Other Settlements................................................10
         3.19.    Production Payments and Calls on Production......................................11

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

ARTICLE IVREPRESENTATIONS OF PURCHASER.............................................................11
         4.1      Existence........................................................................11
         4.2      Power............................................................................11
         4.3      Authorization....................................................................11
         4.4      Independent Evaluation and Review................................................11
         4.5      Further Distribution.............................................................12
         4.6      Brokers..........................................................................12
         4.7      Litigation.......................................................................12

ARTICLE VTITLE MATTERS.............................................................................12
         5.1      Title Examination Period.........................................................12
         5.2      Title Defects....................................................................12
         5.3      Remedies for Title Defects.......................................................13

ARTICLE VIPRE-CLOSING TRANSACTIONS.................................................................13
         6.1      Operation of the Subject Property Pending the Closing Date.......................13
         6.2      Casualty Insurance...............................................................14
         6.3      Permissions......................................................................14
         6.4      Copies of Contracts..............................................................14

ARTICLE VIISELLER'S CONDITIONS OF CLOSING..........................................................14
         7.1      Representations..................................................................14
         7.2      Performance......................................................................14
         7.3      Pending Matters..................................................................14
         7.4      Certificates.....................................................................15
         7.5      Opinions.........................................................................15
         7.6      Encumbrance or Impairment of Security............................................15

ARTICLE VIIIPURCHASER'S CONDITIONS OF CLOSING......................................................15
         8.1      Representations..................................................................15
         8.2      Performance......................................................................15
         8.3      Pending Matters..................................................................16
         8.4      Approval of Contracts............................................................16
         8.5      Environmental Condition..........................................................16
         8.6      Certificates.....................................................................16
         8.7      Opinions.........................................................................16

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

ARTICLE IXCLOSING..................................................................................16
         9.1      Time and Place of Closing........................................................16
         9.2      Closing Obligations..............................................................17

ARTICLE XPOST-CLOSING OBLIGATIONS..................................................................18
         10.1     Receipts and Credits.............................................................18
         10.2     Indemnity........................................................................18
         10.3     Further Assurances...............................................................20

ARTICLE XITERMINATION..............................................................................20
         11.1     Right of Termination.............................................................20
         11.2     Effect of Termination............................................................20

ARTICLE XIITAXES...................................................................................21
         12.1     Sales Taxes......................................................................21
         12.2     Other Taxes......................................................................21
         12.3     Cooperation......................................................................21

ARTICLE XIIIINDEPENDENT INVESTIGATION AND DISCLAIMER...............................................21

ARTICLE XIVPRODUCTION  PAYMENT.....................................................................22
         14.1     Definition of Purchaser's Property...............................................22
         14.2     Delivery of Gas..................................................................22
         14.3     Delivery Points..................................................................22
         14.4     Balancing and Alternative Payment................................................23
                  A.       Imbalances..............................................................23
                  B.       Alternative Payment.....................................................23
         14.5     Purchaser Grants a First Priority Security Interest..............................24

ARTICLE XVMISCELLANEOUS............................................................................24
         15.1     Governing Law....................................................................24
         15.2     Entire Agreement.................................................................24
         15.3     Waiver...........................................................................25
         15.4     Captions.........................................................................25
         15.5     Notices..........................................................................25
         15.6     Expenses.........................................................................26

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

         15.7     Severability.....................................................................26
         15.8     Publicity........................................................................26
         15.9     Consequential Damages............................................................26
         15.10    Survival.........................................................................26
         15.11    Successors and Assigns...........................................................26
         15.12  Counterparts.......................................................................26
         15.13  Binding Arbitration................................................................26
         15.14    Well information.................................................................27

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                          PURCHASE AND SALE AGREEMENT


United States of America                ss.

Outer Continental Shelf Lands           ss.
                                                KNOW ALL MEN BY THESE PRESENTS:
Offshore Alabama                        ss.


                  This Purchase and Sale Agreement (the "Agreement") dated this 26th day of May, 1999, and effective as of 7:00 a.m. on April 1, 1999 (the "Effective Date"), is made by MURPHY EXPLORATION & PRODUCTION COMPANY, whose address is 131 South Robertson Street, New Orleans, LA 70112 (hereinafter called "SELLER") in favor of CALLON PETROLEUM OPERATING COMPANY whose address is 200 North Canal Street, P. O. Box 1287, Natchez, Mississippi 39120 (hereinafter called "PURCHASER").

                                   RECITALS

                  Whereas, Seller desires to sell and Purchaser desires to purchase certain oil and gas properties and related rights on the terms and conditions provided in this Agreement;

                  Now, therefore, in consideration of the premises and the respective promises, representations, warranties, covenants, agreements and conditions contained herein, Seller and Purchaser hereby agree as follows:

                                   ARTICLE I
                           AGREEMENT TO BUY AND SELL

     1.1 Agreement to Sell the Subject Property. Seller hereby agrees to sell and Purchaser hereby agrees to buy, subject to the terms, conditions, representations and warranties contained in this Agreement, all of Seller's rights, title and interest, subject to certain reservations as hereinafter set forth, in the following properties (hereinafter the "Subject Property"), as follows:


          A. The oil, gas and mineral leases described in Exhibit "A" (the "Leases"), together with all of Seller's rights in respect of any pooled, communitized or unitized acreage of which any such interest is a part, together with all right, title, interest, (or operating rights, where Applicable) tenements,


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              hereditaments, appurtenances, benefits and privileges of Seller attributable to the foregoing, including without limitation all of Seller's rights in and to that certain Mobile 864 Unit, as more specifically described on Exhibit "A", less and except any reservation of deep rights and/or overriding royalty interest described in Exhibit "A."

          B. The oil, condensate or natural gas well(s) located on the Subject Property, whether producing, operating, shut-in or temporarily abandoned (the "Wells"), as identified on Exhibit "B" attached hereto.

          C. Subject to the provisions of Article 2.2 and Article XIV which provide, among other things, that Seller shall receive as consideration a Production Payment to be delivered in kind, the severed crude oil, natural gas, casing head gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or materials of every kind and description produced from the Subject Property on and after the Effective Date (collectively, the "Substances").

          D. The currently existing physical facilities or interests therein, well protectors, the platforms, production equipment, compressors, separating facilities, metering facilities, pumping units, departing pipelines (other than the MAGGP referred to in subsection H hereinafter), gathering lines, equipment and fixtures of every type and description to the extent that the same are used or held for use in connection with the ownership of the Subject Property described in Paragraphs A, B, and C above, whether located on or off such Subject Property, including, without limitation, all casing and tubulars in the Wells, (collectively the "Facilities"), and including, but not limited to, the assets listed on Exhibit "B" attached hereto.


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              The leases,  easements,  privileges,  rights-of-way  agreements, licenses, permits orders, authorizations or other agreements relating to the use or ownership of surface or subsurface properties and structures that are used or held for use in connection with the exploration for and production of the Substances, identified on Exhibit "C" attached hereto.

          F. The (i) lease and land files, filings with regulatory agencies, design files, shallow hazard survey, other documents and instruments that relate to the properties described in paragraphs A through E above and which are in the possession or under the control of Seller, (ii) production and other technical data, excluding seismic data, that are owned by Seller and relate to the Subject Property or the Wells except to the extent transfer of same is restricted or prohibited by agreement with a third party; and (iii) all other books, records and files containing financial, title or information that are in possession or under the control of Seller and relate to the properties described in Paragraphs A through E above. Seller shall provide a list of files to be transferred and such list shall be signed by both parties as stipulated in that certain Minerals Management Service ("MMS") memorandum No. --- 5210 dated June 26, 1996. Notwithstanding the foregoing, Seller shall be entitled to keep the originals of all files, records, data and other documents ("Records") relating to Mobile Block 863 and copies of all Records relating ------- to the balance of all other blocks which comprise the Subject Property. Purchaser shall provide such copies to Seller at Purchaser's own expense. Upon request of Seller, for a period of up to ten (10) years Purchaser shall provide Seller access to the originals of any such Records and Contracts (as defined below) relating to the Subject

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              Property at Purchaser's offices during normal business hours.

          G. The contracts, commitments, agreements and arrangements that relate to the properties described in Paragraph A through E above and to any period of time after the Effective Date, including the production, storage, treatment, transportation, processing, purchase, sale or other disposal of Substances therefrom or in connection therewith and any and all amendments, ratifications or extension of the foregoing, as identified on Exhibit "D" attached hereto (the "Contracts"), together with all rights of Seller thereunder to audit the records of any party thereto and receive refunds of any nature thereunder, relating to periods on or after the Effective Date.

          H. Notwithstanding the above, Seller hereby excludes from this transaction its undivided 17.9274% working interest in that certain 12-inch, approximately 7.6 mile Mobile Area Gas Gathering Pipeline (the "MAGGP"), which extends from the Mobile 908 Platform (located on OCS-G 5071) to an interconnection with Chandeleur Pipe Line Company at or near Mobile Bock 861 "A" Platform.

                  1.2 Assumption of Obligations. The sale of Seller's interest in the Properties shall be subject to, and Purchaser shall assume, the terms, conditions and obligations of the interest conveyed pursuant to this Agreement in the Leases and Contracts including all existing lease burdens (including, but not limited to, royalties or similar burdens), and duties imposed by governmental regulation, but not including any insurance contracts held by Seller, including the assumption by Purchaser of Seller's share of all plugging and abandonment liabilities of the Subject Property, the Facilities and the Wells.

                  Through March, 1999, Seller represents that it has certain gas imbalances, as follows: over-delivered in the amounts of 20,074 MCF in Mobile Block 952, 953 and 955; and 16,076 MCF under-delivered in the Mobile 864 Unit, for a total net amount of 3,998 MCF over-delivered (per Operator's


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latest gas balance statement). Purchaser assumes any liabilities regarding this imbalance and holds Seller harmless against any future claim for such imbalance.

                  1.3 Reservation of Rights and Interests. Seller shall reserve unto itself certain deep rights and the overriding royalty interests in certain Leases as set forth below in and to all of the oil, gas and other substances produced, saved and marketed from or attributable to the Leases. The overriding royalty interests shall be computed and paid at the same time and in the same manner as the lessor royalty under the terms of said Leases. Said overriding royalty shall be free and clear of all costs and expenses of both drilling and production operations, but shall bear its proportionate share of severance, production, excise and other like taxes applicable to the interest. Seller shall have the right from time to time upon thirty (30) days notice to Purchaser, to take its reserved overriding royalty interest in kind, which shall be delivered free of cost to certain sales points as provided in
Article XIV hereof. The Assignments attached hereto as Exhibits "E-1" through "E-10", shall contain the following reservations:

                  (a) Seller shall assign all of its operating rights from surface down to 4,200 feet subsea, retaining unto Seller all right, title and interest and operating rights as to all depths below 4,200 feet subsea in OCS-G 5748, Mobile Block 863;

                  (b) Seller shall assign all right, title and interest in all depths, retaining unto Seller a 10% of 8/8ths overriding royalty interest, proportionately reduced as to Seller's operating rights interest, as to depths below 4,200 feet subsea in OCS-G 7844, OCS-G 5071, OCS-G 5755, OCS-G 5756 and OCS-G 5757, Mobile Blocks 907, 908, 952, 953 and 955 respectively;

                  (c) Seller shall assign all right, title and interest in all depths, retaining unto Seller a net 6.00% of 8/8ths overriding royalty interest in OCS-G 18125 and OCS-G 18126, Mobile Blocks 997 and 998 respectively;

                  (d) Seller shall assign all right, title and interest in all depths, retaining unto Seller a net 5.50% of 8/8ths overriding royalty interest in OCS-G 19888, Mobile Block 999;


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                  (e) Seller shall assign all right, title and interest in and to the Mobile Block 864 Unit  with no reservations.

                                  ARTICLE II
                               PURCHASE AND SALE

                  2.1 Transfer of the Subject Property. Subject to the terms and conditions of this Agreement, on or before June 8, 1999, at 10:00 a.m. Central Time ("Closing Date") Seller shall sell and Purchaser shall purchase and assume the obligation to pay the Purchase Price as set forth in Article 2.2, as adjusted hereunder, for all of Seller's right, title, and interest (or operating rights, where applicable) in and to the Subject Property effective as of the Effective Date.

                  2.2 Purchase Price. The "Purchase Price" for all of Seller's right, title and interest in and to the Subject Property shall be the agreement and firm obligation by Purchaser to deliver to Seller from the Purchaser's Property (as defined in Section 14.1) a fixed daily volume of Purchaser's first gas produced from Purchaser's Property of 6.375 MMCFD at
14.73 psi ("Production Payment") net to Seller for each day in the period commencing on the Effective Date until July 1, 2002 ("Satisfaction Date"), and the assumption by Purchaser as of the Effective Date of all of Seller's liability for the plugging and abandonment of the Subject Property, the Facilities and the Wells. The delivery of said Production Payment shall be further subject to the provisions of Article XIV.

                  2.3 Determination of the Closing Amount and the Final Settlement Statement. At or in connection with the Closing, the following accounting shall be effected between Seller and Purchaser.

                  (a) All oil, gas and other hydrocarbons produced prior to the Effective Date (irrespective of whether payment for the same has been made or received) which is attributable to Seller's interest in the Subject Property shall be and remain the property of Seller. All oil, gas and other hydrocarbons produced after the Effective Date (irrespective of whether payment for the same has been made or received) which is attributable to Seller's interest in the Subject Property shall be the property of Purchaser. All costs, expenses, taxes (subject to Article XII) and disbursements, incurred prior to the Effective Date, regardless of when due or payable, shall


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be and remain the obligation of Seller. All costs, expenses, taxes (subject to
Article XII) and disbursements, incurred subsequent to the Effective Date, regardless of when due or payable, shall be the obligation of Purchaser.

                  (b) Interim Period. (i) Gas Sales - During the period between the Effective Date and May 31, 1999 (the "Interim Period"), Seller shall continue to nominate and market the gas production attributable to the Subject Properties. Seller shall pay all royalties due on such gas and shall retain the net proceeds associated with volumes up to the net daily Production Payment volume of 6.375 MMCFD. All volumes sold by or credited to the Seller during the Interim Period shall be credited against the volumes due under the Production Payment. During the Interim Period, Purchaser shall nominate and market all of the gas production attributable to Purchaser's interest prior to this transaction and pay all royalties due on that interest (ii) Costs Seller and Purchaser acknowledge that their respective joint interest billing prepared in connection with the Subject Property for the month of April 1999 shall be a combination of costs that were incurred both prior to the Effective Date and costs that were incurred after the Effective Date. Both Seller and Purchaser agree to pay the other party's April 1999 joint interest billing when due. No joint interest billing shall be sent to the other party after the April 1999 billing. Any invoice from Purchaser received by Seller after Seller has processed the joint interest billing for April will be handled in the Final Settlement Statement. Settlement of all costs, expenses, taxes (subject to Article XII) and disbursements shall be handled in connection with the Final Settlement Statement referred to below. Purchaser shall assume all regulatory and production reporting beginning with the production month of May 1999.

                  (c) At least three (3) business days prior to the Closing, Seller shall cause to be prepared an unaudited settlement statement (the "Preliminary Settlement Statement") setting forth an estimation of the volume of gas due for the Interim Period which shall be computed as the differential between the net volumes Seller sold and the net daily Production Payment volume of 6.375 MMCFD. The differential volume shall be valued at the gas price (exclusive of transportation costs to the delivery point as defined in Article 14.3) received by the Seller during the Interim Period. Purchaser shall pay, at Closing that estimated net amount, which shall be referred to hereinafter as the "Closing Amount".


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                  (d) As soon as practicable after the Closing, but not later than sixty (60) days thereafter, Seller and Purchaser shall agree on, in accordance with generally accepted accounting principles, a statement (the "Final Settlement Statement") setting forth each adjustment that was estimated as of the Closing and a settlement of all costs, expenses, taxes (subject to Article XII), and disbursements due to each party based on the Effective Date, after giving effect to this subsection (d) and subsections (e), (f) and (g) of this Section 2.3. As soon as practicable after receipt of the Final Settlement Statement but not later than 30 days after such receipt, Purchaser shall deliver to Seller a written report containing any changes that Purchaser proposes be made to the Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due pursuant to such Final Settlement Statement no later than 90 days after the Closing Date. If the Final Settlement Statement reveals that either party owes a sum of money to the other, then the party owing same shall promptly pay to the other party such sum by cashier's or certified check or other guaranteed funds. Purchaser shall have the right to one audit of Seller's accounts and records relating to this Agreement at Purchaser's sole cost and expense.

                  (e) Ad valorem taxes, if any, assessed in the jurisdiction in which the Property is located which are payable in arrears, shall be included in the Final Settlement Statement on a prorated basis based on 1998 taxes.

                  (f) All prepaid charges other than for insurance applicable to periods following the Effective Date and prepaid rentals or royalties paid under the Lease or any contracts for periods subsequent to the Effective Date shall be prorated as of the Effective Date and the pro rata share of Purchaser shall be included in the Final Settlement Statement.

                  (g) Purchaser shall pay all sales, use or transfer taxes that may be or become due on account of the sale and purchase herein provided for.

                  (h) Notwithstanding anything contained herein to the contrary, in the event Closing has not occurred by May 24, 1999, Purchaser and Seller shall each nominate and market their respective gas from the Subject Property for the month of June, the sale of which shall be accounted for in the same manner as the Closing Amount.


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                                 ARTICLE III.
                           REPRESENTATIONS OF SELLER

                  Seller represents and warrants to Purchaser that:

                  3.1 Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to carry on its business on the Outer Continental Shelf.

                  3.2 Power. Seller has the corporate power to enter into and perform this Agreement and the transactions contemplated hereby, subject to rights to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests and leases. The execution, delivery and performance of this Agreement by Seller, and the transactions contemplated hereby, will not violate (i) any provision of the certificates of incorporation or bylaws of Seller, (ii) any material agreement or instrument to which Seller is a party or by which Seller is bound, (iii) any judgment, order, ruling, or decree applicable to Seller as a party in interest, or (iv) any law, rule or regulation applicable to Seller.

                  3.3 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall be duly executed and delivered. This Agreement does, and such documents and instruments executed as the result hereof shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.4 Broker. Seller has not incurred any liability, contingent or otherwise for broker's or finder's fees relating to the transaction contemplated by this Agreement for which Purchaser shall have any responsibility whatsoever.


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

                  3.5 Litigation. There is no litigation proceeding pending or any order, injunction or decree outstanding, against or relating to Seller or the Subject Property that, if adversely determined would have a material adverse effect upon the Subject Property or the continued operation of the Subject Property. To Seller's knowledge, there is no litigation or proceeding threatened nor is Seller in violation of any applicable law, regulation, ordinance, or any other applicable requirement of any governmental body or court, which violation would have a material adverse effect upon the Subject Property or the continued operation of the Subject Property, and no notice has been received by Seller alleging any such violation.

                  3.6 Preferential Rights Approvals and Consents. Purchaser acknowledges that the Leases or portions thereof may be subject to a) governmental approval; b) preferential rights to purchase; or c) other forms of consent. Seller has disclosed to Purchaser, to the best of its knowledge, all of the Leases which may be subject to preferential rights to purchase and consents and Seller shall use its best efforts (with reasonable cooperation from Purchaser) to obtain resolution of same prior to Closing. The process of obtaining governmental approval or other consents may continue after Closing and shall be the joint responsibility of Seller and Purchaser.

                  3.7 Title. Seller owns Good and Marketable Title (as defined below) to the Subject Property.

                  3.8 Due Execution and Enforceability. There are no bankruptcy, insolvency, reorganization, receivership or arrangement proceedings pending, being contemplated by, or to the knowledge of Seller, threatened against Seller.

                  3.9 Lease Maintenance. The Leases set forth on Exhibit "A" are in full force and effect as to all lands and depths described in such Leases.

                  3.10 Other Maintenance. All rents and royalties and other payments due with respect to the Subject Property have been properly and timely paid, and all liabilities of any kind or nature incurred with respect to the Subject Property have been paid before delinquency; neither Seller nor to Seller's knowledge any prior owners of the Subject Property have received any notice of default or claimed default with respect to any obligations with respect to the Subject Property or any part thereof.


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

                  3.11 Equipment. To Seller's knowledge, all Wells, Facilities, and other equipment that constitute part of the Subject Property are in good repair and working condition and have been designed, installed and maintained in accordance with good industry standards and all applicable legal requirements.

                  3.12 Compliance with Laws. To Seller's knowledge, all operations relating to the Subject Property have been conducted in accordance with all laws, orders, rules and regulations of all governmental authorities having or asserting jurisdiction relating to the ownership and operation thereof, including the production of all Substances attributable thereto. All necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or, to Seller's knowledge, operation of the Subject Property have been obtained and no violations exist or have been recorded in respect of such licenses, permits or authorizations.

                  3.13 Environmental. Seller has obtained all permits, licenses and other authorizations that are required under federal, state and local laws with respect to pollution or protection of the environment relating to the Subject Property, including laws relating to actual or threatened emissions, discharges or releases of pollutants, raw materials, products, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes, the failure of which to obtain would materially affect the value, use or operation of any of the Subject Property; and to the best of Seller's knowledge third parties operating the Subject Property are in compliance in all material respects with all terms and conditions of such laws, permits, licenses and authorizations, and also are in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgement, notice or demand letter issued, entered, promulgated or approved thereunder relating to the Subject Property, the failure with which to comply would materially affect the value, use or operation of any of the Subject Property; and Seller has not (and to Seller's knowledge and belief no third party operator has) received notice of any violation of or investigation relating to any federal, state or local laws with respect to pollution or protection of the environment relating to the Subject Property. Within no later than ten (10) days prior to Closing, Seller shall furnish Purchaser copies of all environmental studies and reports prepared or obtained by Seller relating to the Subject Property.

                  3.14 Contracts. Seller has performed in all material respects all obligations required to be performed by it and is not in default, or alleged to be in default, in any material respect under any of the Contracts.

                  3.15 Adverse Changes. Since the Effective Date, (i) the Subject Property, viewed as a whole, has not experienced any material adverse change or material reduction in the rate of production of Substances, other than changes in the ordinary course of operation, changes that result from depletion in the ordinary course of operation, and changes that result from variances in markets for the Substances, and (ii) none of the Subject Property has suffered any material destruction, damage or loss.

                  3.16 Taxes. All ad valorem, property, occupation, severance, production, gathering, pipeline, gross production, windfall profit, Btu, energy, excise and other taxes, governmental charges and assessments imposed or assessed with respect to, measured by, charged against or attributable to the Subject Property have been duly paid.

                  3.17. Agreements to Sell or Mortgage. Except for potential preferential rights to purchase, Seller has not agreed to sell or encumber the Subject Property to any party other than Purchaser.

                  3.18. Take-or-Pay and Other Settlements. To the best of Seller's knowledge, there are no take-or-pay settlements or gas sales contract buy-downs or buy-outs that will affect the Subject Property after the Effective Time, for which Purchaser will have any responsibility whatsoever or for which Purchaser will owe any additional royalty after the Effective Time or which will adversely affect Purchaser in any way.

                  3.19. Production Payments and Calls on Production. Except for the Production Payment to be granted by Purchaser to Seller herein, the Subject Property is not subject to any production payments and/or to any call on production.

                                  ARTICLE IV
                         REPRESENTATIONS OF PURCHASER

                  Purchaser represents and warrants to Seller that:

                  4.1 Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to carry on its business on the Outer Continental Shelf.

                  4.2 Power. Purchaser has the corporate power to enter into and perform this Agreement and the transactions contemplated hereby, subject to rights to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests and leases. The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated hereby, will not violate (i) any provision of the certificates of incorporation or bylaws of Purchaser, (ii) any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, (iii) any judgment, order, ruling, or decree applicable to Purchaser as a party in interest, or (iv) any law, rule or regulation applicable to Purchaser.

                  4.3 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered on behalf of Purchaser, and at the Closing all documents and instruments required hereunder to be executed and delivered by Purchaser shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.4 Independent Evaluation and Review. Purchaser acknowledges that Purchaser is an experienced and knowledgeable investor in the oil and gas business. Purchaser also acknowledges that other than as expressly set out in this Agreement and the Assignment, Seller has made no representations or warranties as to the accuracy or completeness of any information supplied to

Purchaser, or as to title to the Subject Property. Based on such acknowledgments, in entering into and performing this Agreement, Purchaser has relied and will rely solely upon Sellers Representations and warranties, its independent investigation of, and judgment with respect to, the Subject Property, its condition, value and Seller's title thereto.

                  4.5 Further Distribution. Purchaser is acquiring the Property for its own account and not with a view to, or for offer or resale in connection with, a distribution thereof within the meaning of the Securities Act of 1933 and the rules and regulations pertaining to it or a distribution thereof in violation of any applicable securities laws.

                  4.6 Brokers. Purchaser has incurred no liability, contingent or otherwise, for broker's or finder's fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

                  4.7 Litigation. There is no litigation or other proceeding pending or to Purchaser's knowledge threatened, or any order, injunction or decree outstanding against or relating to Purchaser which would prevent Purchaser from entering into this Agreement.

                                   ARTICLE V
                                 TITLE MATTERS

                  5.1 Title Examination Period. During the period commencing with the execution date of this Agreement and concluding three (3) business days prior to the Closing Date, Seller shall provide Purchaser and/or its representatives access to and or use its best efforts to cause the operator of any portion of the Subject Property to allow Purchaser access to (i) all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, divisions orders, operating records, agreements and other books, records, contracts, correspondence, maps, data, reports, documents and information of Seller pertaining to the Subject Property, and (ii) the Subject Property in order to conduct inspections thereof.

                  5.2 Title Defects. The Subject Property shall be deemed to have a "Title Defect" if Seller has less than Good and Marketable Title to any of the Subject Property. As used herein, the term "Good and Marketable Title" means such record and beneficial title to Seller that: (i) entitles Seller to receive not less than the percentage set forth in Exhibit "A" hereto as the "Net Revenue Interest" of all hydrocarbons produced, saved and marketed from the Subject Property, any Well, or any unit of which the Subject Property is a part and that are allocated to such Subject Property, all without reduction, suspension or termination of such interest throughout the duration of the life of such Subject Property, except as specifically set forth in Exhibit "A", and
(ii) obligates Seller to bear not more than that percentage set forth in Exhibit "A" hereto as the "Working Interest" of the costs and expenses relating to the maintenance, development and operation of such Subject Property, Well or unit, without increase throughout the duration of the life of such Subject Property, except as specifically set forth in Exhibit "A".

                 5.3 Remedies for Title Defects. Seller shall have the right, but not the obligation, to cure any Title Defect at its expense that it has received timely notice from Purchaser. In the event Seller is unable to cure any such Title Defect on or before three (3) days prior to the Closing Date, Purchaser and Seller shall: (i) postpone the date of Closing by a mutually agreeable time period to permit Seller to cure the Title Defect, or (ii) meet and mutually agree to an adjustment of the Purchase Price as remedy for the Title Defect(s). If the Purchaser and Seller cannot mutually agree in good faith to an adjustment of the Purchase Price, then either party may terminate this Agreement by written notice with no further obligation on the part of the Purchaser or Seller.

                                  ARTICLE VI
                           PRE-CLOSING TRANSACTIONS

                 6.1 Operation of the Subject Property Pending the Closing Date.

                 (a) Prior to the Closing Date, Seller agrees, unless specifically waived by Purchaser in writing: (i) to pay timely all costs and expenses incurred in connection with the Subject Property; (ii) not enter into any material new agreements or amend or terminate any material existing agreements relating to the Subject Property; (iii) not encumber, sell, or otherwise dispose of any of the Subject Property other than in the ordinary course of business; (iv) not abandon any well included in the Subject Property or release or abandon any portion of the Lease included in the Subject Property; (v) not waive, compromise or settle any material right or claim that would materially adversely affect the ownership or operation of the Subject Property after the Closing Date; (vi) maintain insurance now in force with respect to the Subject Property; and (vii) use reasonable efforts to cause the Leases and Contracts to be kept in full force and effect and perform and comply with all of the material covenants and conditions contained in same.

                  (b) Seller shall not propose any operation under the terms of any applicable operating agreement after the date of this Agreement and prior to Closing. Provided, however, in the event Closing does not occur on this transaction, Seller retains all of its rights under the applicable operating agreements in regard to any such proposed operation. In connection with any operation proposed by a party other than Seller or Purchaser, Seller shall furnish Purchaser any data and other information furnished to Seller which has not already been furnished to Purchaser under any such operating agreement by the party proposing such operation. Purchaser shall then elect whether to consent to such proposed operation and Seller shall be bound by Purchaser's decision to consent or not to such operation.

                  6.2 Casualty Insurance. Purchaser shall assume the risk of any change in the condition of the Property from the Effective Date until Closing. Should any of the wells producing from the Land covered by or constituting part of the Property be destroyed, lost or cease to produce because of blowout, fire, storm, casing collapse, Act of God or other casualty pending the Closing Date, such event shall not constitute a title defect nor shall Purchaser be relieved of its obligation to close hereunder but shall be entitled to receive an assignment of any insurance claims or causes of action that Seller may be entitled to assert or pursue against insurers or operators or third parties who may be liable if the casualty was the result of the operator's or such third party's negligence.

                  6.3 Permissions. Purchaser shall obtain all applicable local, state and federal governmental and agency permissions, approvals and consents as may be required to consummate the sale contemplated hereunder (including those permissions, approvals, and consents which are customarily obtained after the assignment of an oil and gas lease or interest), including but not limited to approvals from the MMS.

                  6.4 Copies of Contracts. Prior to the Closing, Seller shall have made available to Purchaser true copies of all of the Contracts in its possession or under its control.

                                  ARTICLE VII
                        SELLER'S CONDITIONS OF CLOSING

                  Seller's obligation to consummate the transaction provided for herein is subject to satisfaction or waiver by Seller of the following conditions:

                  7.1 Representations. The representations and warranties of Purchaser contained in Article IV shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

                  7.2 Performance. Purchaser shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing.

                  7.3 Pending Matters. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from Seller in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

                  7.4 Certificates. Purchaser shall have delivered to Seller a certificate by an officer of Purchaser, dated the date of Closing, certifying on behalf of Purchaser that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

                  7.5 Opinions. Purchaser shall have delivered to Seller a legal opinion dated as of Closing, in form and substance satisfactory to Seller, to the effect that: (i) it is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the States of Louisiana and Alabama and to own properties under the jurisdiction of the MMS; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Purchaser; and (iii) this Agreement and all documents and instruments executed by Purchaser at Closing have been duly executed and delivered on behalf of Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms.

                  In giving this legal opinion, counsel for Purchaser may rely upon certificates of governmental officials and of the respective officers, general partners and individuals, as appropriate, as to matters of fact, and may qualify the legal opinion with such other assumptions and exceptions as are reasonable under the circumstances.

                  7.6 Encumbrance or Impairment of Security. As of Closing, there shall be no mortgage or other encumbrance of any kind on the volumes of gas that Purchaser is obligated to deliver to Seller identified as the Production Payment which would take priority over, or in any manner impair, the first priority of the security interest to be granted under Section 14.5.


                                 ARTICLE VIII
                       PURCHASER'S CONDITIONS OF CLOSING

                  Purchaser's obligation to consummate the transactions provided for herein is subject to the satisfaction or waiver by Purchaser of the following conditions:

                  8.1 Representations. The representations and warranties of Seller contained in Article III shall be true and correct in all material respects on the date of Closing as though made on and as of that date.

                  8.2 Performance. Seller shall have performed in all material respects the obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing.

                  8.3 Pending Matters. No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks substantial damages from Purchaser in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement.

                  8.4 Approval of Contracts. Purchaser shall have approved the terms and provisions of all of the Contracts.

                  8.5 Environmental Condition. Purchaser shall be satisfied with the environmental condition of the Subject Property.

                  8.6 Certificates. Seller shall have delivered to Purchaser a certificate by an officer of Seller, dated the date of Closing, certifying on behalf of Seller that the conditions set forth in Sections 8.1 and 8.2 have been fulfilled.

                  8.7 Opinions. Seller shall have delivered to Purchaser a legal opinion dated as of Closing, in form and substance satisfactory to Purchaser, to the effect that: (i) it is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the States of Louisiana and Alabama and to own properties under the jurisdiction of the MMS; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller; and (iii) this Agreement and all documents and instruments executed by Seller at Closing have been duly executed and delivered on behalf of Seller and constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms.

                  In giving this legal opinion, counsel for Seller may rely upon certificates of governmental officials and of the respective officers, general partners and individuals, as appropriate, as to matters of fact, and may qualify the legal opinion with such other assumptions and exceptions as are reasonable under the circumstances.

                                  ARTICLE IX
                                   CLOSING

                  9.1 Time and Place of Closing. If the conditions of Closing have been satisfied or waived, the consummation of the transactions contemplated hereby (the "Closing") shall be held as soon as possible, but not later than, 10:00 a.m. (C.D.T.) on the Closing Date at Seller's offices, or other mutually acceptable location.

                  9.2      Closing Obligations.  At the Closing:

                  (a) Seller shall execute, acknowledge and deliver appropriate Assignments of Record Title Interest or Operating Rights, where applicable, to convey title to the Subject Property to Purchaser with special limited warranty of title (in sufficient counterparts to facilitate recording), in the form of Exhibit "E-1" through "E-10", attached hereto.

                  (b) Seller shall execute such other instruments, including without limitation, Change of Operator forms, and take such other action as may be necessary to carry out its obligations under this Agreement;

                  (c)      Purchaser shall pay the Closing Amount, if any;

                  (d) Seller shall deliver to Purchaser possession of the Subject Property, including without limitation those materials referenced in
Section 1.1 G. herein, provided, however, in regard to files, delivery shall be within thirty (30) days after Closing.

                  (e) Purchaser shall execute, acknowledge and accept the said Assignments executed by Seller. Purchaser shall execute such other instruments including, but not limited to the Financing Statement pursuant to Article 14.5 and take such other action as may be necessary to carry out its obligations under this Agreement;

                  (f) In the event Seller is responsible at the time of the Closing for the disbursement of proceeds from production from the Subject Property to third parties and in the event Purchaser requires additional time after the Closing to assume this responsibility from Seller in order to avoid any interruption in the payments to third parties as the result of sale of the Subject Property, Seller and Purchaser shall enter into a mutually acceptable letter agreement, the terms of which will provide for Seller to retain responsibility for disbursement of proceeds for a period not to exceed ninety
(90) days from the first day of the month nearest to the Closing Date. Such letter agreement shall contain provisions consistent with those normally used by Seller under similar circumstances in the usual conduct of its business;

                  (g) Purchaser is satisfied with the condition of the Subject Property.

                                   ARTICLE X
                           POST-CLOSING OBLIGATIONS

                  10.1 Receipts and Credits. All monies, proceeds, receipts, credits and income attributable to Seller's interest in the Subject Property for all periods of time subsequent to the Effective Date shall be the sole property and entitlement of the Purchaser, and, to the extent received by Seller after the Closing, Seller shall fully disclose, account for and transmit same to Purchaser promptly. All monies, proceeds, receipts and income attributable to Seller's interest in the Subject Property for all periods of time prior to the Effective Date shall be the sole property and entitlement of Seller and, to the extent received by Purchaser, Purchaser shall fully disclose, account for and transmit same to Seller promptly. All costs, expenses, taxes (subject to Article XII) and disbursements, attributable to periods of time prior to Effective Date, regardless of when due or payable,, shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Purchaser, promptly reimburse Purchaser for same. All costs, expenses, taxes (subject to Article XII) and disbursements, attributable to periods of time subsequent to the Effective Date, regardless of when due or payable, shall be the sole obligation of the Purchaser, and if paid by Seller, Seller shall be promptly reimbursed by the Purchaser. All uncollected accounts receivable attributable to the Subject Property, after the Effective Date, shall be assigned to Purchaser.

                  To the extent the provisions of this Section 10.1 may be interpreted to conflict with the provisions of Section 12.2 below, the provisions of Section 12.2 shall be deemed to control.

                  10.2  Indemnity.  If Closing occurs:

                  (I) PURCHASER SHALL ASSUME AS OF THE EFFECTIVE DATE ALL OBLIGATIONS AND LIABILITIES ARISING AFTER THAT DATE RELATING TO THE OWNERSHIP OR USE OF THE SUBJECT PROPERTY, INCLUDING BUT NOT LIMITED TO RECLAMATION AND THE PLUGGING AND ABANDONMENT OF ALL WELLS AND ALL ENVIRONMENTAL OBLIGATIONS, LIABILITIES AND DUTIES WITH RESPECT TO THE SUBJECT PROPERTY, REGARDLESS OF WHETHER SUCH ENVIRONMENTAL OBLIGATIONS,

LIABILITIES AND DUTIES RELATE TO THE PERIOD PRIOR TO OR AFTER THE EFFECTIVE DATE. THE RECLAMATION AND PLUGGING AND ABANDONMENT SHALL BE PERFORMED IN A GOOD AND WORKMANLIKE MANNER AND IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES OR REGULATIONS.

                  (II) PURCHASER SHALL FULLY PROTECT, INDEMNIFY AND DEFEND SELLER, ITS OFFICERS, AGENTS AND/OR EMPLOYEES AND HOLD THEM HARMLESS FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, DEMANDS, SUITS, CAUSES OF ACTION AND LIABILITIES (INCLUDING REASONABLE ATTORNEY'S FEES, COSTS OF LITIGATION AND/OR INVESTIGATION AND OTHER COSTS ASSOCIATED THEREWITH) (COLLECTIVELY REFERRED TO HEREAFTER AS "CLAIMS") OF EVERY KIND ARISING OUT OF OR CONNECTED, DIRECTLY OR INDIRECTLY, WITH THE OWNERSHIP, OPERATION OR ABANDONMENT OF THE SUBJECT PROPERTY, OR ANY PART THEREOF, AFTER THE EFFECTIVE DATE REGARDLESS OF CAUSE OR OF SELLER'S NEGLIGENCE OR FAULT, WHETHER IMPOSED BY STATUTE, RULE OR REGULATION OR STRICT LIABILITY OF SELLER, ITS OFFICERS, AGENTS AND/OR EMPLOYEES.

                  (III) PURCHASER SHALL FULLY PROTECT, INDEMNIFY AND DEFEND SELLER, ITS OFFICERS, AGENTS AND/OR EMPLOYEES AND HOLD THEM HARMLESS FROM ANY AND ALL CLAIMS FOR POLLUTION AND/OR ENVIRONMENTAL DAMAGE OF ANY KIND, ANY FINES OR PENALTIES ASSESSED ON ACCOUNT OF SUCH DAMAGE, CAUSED BY, ARISING OUT OF, OR IN ANY WAY INCIDENTAL TO THE OWNERSHIP OR OPERATION OF THE SUBJECT PROPERTY, IF SUCH CLAIMS ARE ASSERTED SUBSEQUENT TO THE EFFECTIVE DATE, REGARDLESS OF WHEN THE ACT OR OMISSION GIVING RISE THERETO OCCURRED AND REGARDLESS OF WHETHER OR NOT ARISING FROM, INCIDENTAL TO OR THE RESULT OF SELLER'S NEGLIGENCE OR FAULT, OR WHETHER OR NOT ANY LIABILITY IS IMPOSED UPON SELLER AS A RESULT OF ANY STATUTE, RULE OR REGULATION OR STRICT LIABILITY OF SELLER, ITS OFFICERS, AGENTS OR EMPLOYEES, INCLUDING WITHOUT LIMITATION LIABILITY UNDER THE COMPREHENSIVE ENVIRONMENTAL RECOVERY, COMPENSATION AND LIABILITY ACT, 42 U.S.C. ss.9601 ET SEQ.

                  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT THE SUBJECT PROPERTY TO BE ASSIGNED PURSUANT TO SECTION 1.1 HEREOF ARE TO BE ASSIGNED AS IS, AND SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED IN FACT OR BY LAW, WHETHER OF TITLE, OPERATING CONDITION, SAFETY, COMPLIANCE WITH GOVERNMENT REGULATIONS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSES, CONDITION OR OTHERWISE, CONCERNING ANY OF SUCH ASSETS. ALL WELLS, PERSONAL PROPERTY,

MACHINERY, EQUIPMENT AND FACILITIES THEREIN, THEREON AND APPURTENANT THERETO TO BE CONVEYED BY SELLER AND ACCEPTED BY PURCHASER PRECISELY AND ONLY "AS IS, WHERE IS" AND SELLER DOES NOT WARRANT THEM TO BE FREE FROM REDHIBITORY VICES OR DEFECTS NOR WILL SELLER WARRANT AGAINST EVICTION THEREFROM.

                  It is the intention of the parties that the Purchaser's indemnity of Seller shall not extend to any Claims, demands or causes of action known to Seller as of the Effective Date.

                  The foregoing indemnification shall not apply to Claims whensoever asserted by Seller's employees for injuries suffered with respect to the Subject Property prior to said Effective Date.

                  10.3 Further Assurances. After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

                                  ARTICLE XI
                                  TERMINATION

                  11.1 Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time at or prior to the Closing:

                  (a) By mutual consent of the parties; or

                  (b) By either party if the Closing shall not have occurred as hereinabove provided, due to the failure of the other party to meet a material condition to Closing.

                  (c) By Purchaser or Seller pursuant to Article V;

                  (d) By either Party if any court or governmental agency shall have issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein.

                  11.2 Effect of Termination. If this Agreement is terminated pursuant to this Article, this Agreement shall become void and of no further force or effect and each party shall bear alone its respective costs and expenses incurred prior to such termination and neither party shall be liable to the other for any actual, consequential, or incidental damages, including, but not limited to, lost profits. Upon any termination of this Agreement pursuant to this Article, Seller shall be free to immediately enjoy all existing rights of ownership of the Subject Property and to sell, transfer, encumber or otherwise dispose of Seller's interest in the Subject Property to any party without any restrictions under this Agreement.

                                  ARTICLE XII
                                     TAXES

                  12.1 Sales Taxes. The Purchase Price provided for hereunder is net of any sales taxes or other transfer taxes in connection with the sale of Seller's interest in the Subject Property. Purchaser shall be liable for any sales tax or other transfer tax, as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on the transfer of Seller's interest in the Subject Property pursuant to this Agreement. Purchaser shall defend, indemnify and hold harmless Seller with respect to the payment of any of those taxes including any interest or penalties assessed thereon.

                  12.2 Other Taxes. All production, severance, excise, conservation fees and other such similar taxes or fees relating to production of oil, gas and condensate attributable to Seller's interest in the Subject Property prior to the Effective Date shall be paid by Seller, and all such taxes relating to such production on or after the Effective Date shall be paid by Purchaser.

                  12.3 Cooperation.  Each party to this Agreement shall:

                  (a) Provide the other party with reasonable access to all relevant documents, data and other information which may be required by the other party for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any tax returns or other confidential tax information.

                  (b) Cooperate with the other party to provide information required by the Internal Revenue Service on asset sales and acquisitions.

                                 ARTICLE XIII
                   INDEPENDENT INVESTIGATION AND DISCLAIMER

                  Purchaser acknowledges that in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has relied solely on the basis of its own independent investigation of the Subject Property, and upon the representations, warranties and covenants in this Agreement. Accordingly, Purchaser acknowledges that Seller has not made, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (i) THE CONDITION OF THE SUBJECT PROPERTY (INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) AND (ii) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO PURCHASER BY OR ON BEHALF OF SELLER (INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, THE RECOVERABILITY OF OR THE COST OF RECOVERING ANY SUCH RESERVES, THE VALUE OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, PRESENT OR PAST PRODUCTION RATES, COMPLIANCE WITH LEASE TERMS, THE CONDITION OF ANY WELL, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER CLOSING); provided, however, that the foregoing disclaimer and negation of representations and warranties shall not affect or impair the representations and warranties of Seller set forth in
Article III hereof.

                                  ARTICLE XIV
                              PRODUCTION PAYMENT

                  14.1 Definition of Purchaser's Property. Subject to Purchaser's obligation to make cash payments and/or alternate source gas deliveries under

Article 14.4, the Production Payment shall be delivered from the Purchaser's ,or its successors or assigns, working interest in Mobile Blocks 863, 864, 907, 908, 952, 953, 955, 997, 998 and 999 as reflected on Exhibit "F"
("Purchaser's Property").

                 14.2 Delivery of Gas. Purchaser shall deliver in kind from Purchaser's first gas produced from the Purchaser's Property a fixed daily volume of gas net to Seller equal to 6.375 MMCFD ("Production Payment") free and clear of leasehold costs, MMS royalty, overriding royalties or any other burdens whatsoever attributable to Purchaser's Property, including all operating, processing and transportation costs to the delivery points.

                 14.3 Delivery Points. Purchaser shall deliver Seller's gas volumes, at Seller's option upon reasonable notice, into the MAGGP or Mobile Area Gathering System ("MAGS"). Delivery shall be made and title shall pass from Purchaser to Seller at the inlet flange of the applicable pipeline at Mobile 908 or other mutually agreeable delivery point. In the event that other pipeline connections are made by Purchaser to production facilities covered by this agreement, Purchaser shall notify Seller. Seller shall have the ongoing option to take its gas into these new delivery points at no additional cost for the use of Purchaser's connection to the new delivery point.

                 14.4 Balancing and Alternative Payment.

                  A. Imbalances: Any imbalances which occur between quantities actually delivered to Seller by Purchaser in satisfaction of the Production Payment and the volume due Seller as the Production Payment shall be accounted for as follows:

                           Within twenty five (25) days after the end of the
                  month, Purchaser shall furnish a statement (the "Production Balancing Statement"). The Production Balancing Statement shall provide an accounting on a monthly basis of the quantities of gas, expressed in MCFs, that Seller is entitled to receive and the quantities of gas actually delivered for Seller's account. The net difference from the

                  Production Balancing Statement shall be settled in gas by the end of the second month following the production month in which the imbalance occurs.

                  B. Alternative Payment: For any monthly period for which Purchaser is unable to deliver sufficient volumes from Purchaser's Property equal to the Production Payment for reasons beyond Purchaser's control, Purchaser shall so notify Seller. Purchaser shall then to the extent the Production Payment volumes plus any imbalances are under-delivered, and only to that extent, at Purchaser's option, do one of the following:

                           (i) deliver in kind to Seller sufficient gas
                  volumes to equal the daily fixed Production Payment plus any imbalance volumes, with such volumes coming from the Texas Eastern East Louisiana Pool or another pipeline pool acceptable to Seller, or

                           (ii) deliver the cash value of the under-delivered
                  volumes (Production Payment under-delivery along with the value of any existing under-delivery) by the 25th day of the month following the month for which the Production Payment was due. The cash value shall be determined by using the Gas Daily Midpoint average for the month in which the Production Payment was due or the under-delivery occurred using the table titled "Daily Price Survey" utilizing the Louisiana-South Onshore, Texas E (ELA), for each respective month. MCF shall be converted to BTU for such purposes by using the then existing BTU value of gas from Purchaser's Property or if there is no existing production from Purchaser's Property, the last BTU value prior to cessation of production.

                           (iii) If at Satisfaction Date, the Purchaser has
                  not paid, either in kind or cash, the full payment due under
                  Section 2.2, Purchaser shall make such payment within thirty (30) days of Satisfaction Date under the same terms as 14.4 B. (i) or 14.4 B. (ii).

         It is the intention of the parties that the Production Payment be made monthly in gas, and that the cash out option only be applicable when physical production from Producer's Property is insufficient to support the Production Payment.

                  14.5 Purchaser Grants a First Priority Security Interest. The Purchaser hereby grants a first priority security interest in Purchaser's share of first gas produced from Purchaser's Property (as described on Exhibit "F") in a recordable form which is attached hereto as Exhibit "G," Financing Statement, to secure the Purchaser's payment obligations and all other obligations hereunder. This granting of a security interest is deemed to be a Security Agreement under the Uniform Commercial Code, and Seller shall have all of the rights and remedies afforded by the Uniform Commercial Code as adopted by the State of Alabama. Furthermore, Purchaser agrees not to mortgage or otherwise encumber in any manner the amount of gas that Purchaser is obligated to deliver to Seller identified as the Production Payment during the period of time from the Effective Date through the Satisfaction Date as set out in Article 2.2.

                                  ARTICLE XV
                                 MISCELLANEOUS

                  15.1 Governing Law. This Agreement and all assignments and other instruments executed in accordance with it shall be governed by and interpreted in accordance with the laws of the United States of America and the State of Alabama.

                  15.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto.

                  15.3 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  15.4 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                  15.5 Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be sent by personal delivery, facsimile machine or by depositing same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified with a return receipt requested. Notices deposited in the mail in the manner hereinabove described shall be deemed to have been given and received upon the date of delivery as shown on the return receipt (or upon the date of attempted delivery where delivery is refused). Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means),and when delivered and receipt for, if hand-delivered, sent by express courier or delivery service. For purposes of this notice, the designated representatives and addresses of the parties shall be as set forth below, or at such other address and number as either Party shall have previously designated by written notice to the other Party in the manner hereinabove set forth:

                  If to Seller:    Murphy Exploration & Production Company
                                   131 South Robertson Street
                                   New Orleans, LA 70112
                                   ATTENTION: Mr. Steve Jones
                                   Telecopy No.: (504) 561-2551

                  If to Purchaser: Callon Petroleum Operating Company
                                   P. O. Box 1287
                                   200 North Canal Street
                                   Natchez, MS 39121
                                   ATTENTION:  Ms. Dee Newman
                                   Telecopy No.:  601-446-1362

                  15.6 Expenses. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and accountants).

                  15.7 Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

                  15.8 Publicity. Seller and Purchaser shall consult with each other with regard to all publicity and other releases issued at or prior to the Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other releases without the prior written consent of the other party.

                  15.9 Consequential Damages. The parties waive any rights to incidental or consequential damages resulting from a breach of this Agreement, including, without limitation, loss of profits.

                  15.10 Survival. The representations, warranties, covenants and obligations of the parties under Article III, Article IV, Article IX,
Article XI and Article XII of this Agreement shall survive the Closing.

                  15.11 Successors and Assigns. This Agreement shall be a covenant running with the land and shall enure to the benefit of and be binding upon the Purchaser and Seller and their successors and assigns.

                  15.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  15.13 Binding Arbitration. In the event of any dispute between the parties hereto after Closing as to the provisions hereof, the documents executed or actions taken as a consequence of such execution, the parties hereby agree that any such matter shall be submitted to binding arbitration pursuant to the Louisiana Arbitration statute (R.S. 9:4201) and each party shall appoint one arbitrator with the two arbitrators so selected appointing a third. In the event the two arbitrators are unable to agree upon the third, the third arbitrator shall be appointed by the senior judge of the United States District Court for the Eastern District of Louisiana.

                  15.14 Well information. Upon request by Seller, Purchaser shall provide to Seller in a timely manner all daily drilling reports, well information, data and logs pertaining to any wells drilled or reworked on the Subject Property.

                  IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be duly executed on this 26th day of May, 1999, but effective as of the Effective Date.

SELLER:                                     PURCHASER:

MURPHY EXPLORATION &                        CALLON PETROLEUM OPERATING COMPANY
PRODUCTION COMPANY

By: /s/ John C. Higgins                     By: /s/ Dennis W. Christian
   -----------------------------               --------------------------------
   John C. Higgins                             Dennis W. Christian
   Sr. Vice President                          Chief Operating Officer


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Purchase & Sale Agmt.
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